CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 23, 2005, relating to the financial statements and financial highlights which appear in the March 31, 2005 Annual Reports to Shareholders of Rydex Series Funds, including Nova Fund, Ursa Fund, OTC Fund, Arktos Fund, Medius Fund, Mekros Fund, U.S. Government Bond Fund, Juno Fund, Large-Cap Europe Fund, Large-Cap Japan Fund, Large-Cap Value Fund, Large-Cap Growth Fund, Mid-Cap Value Fund, Mid-Cap Growth Fund, Inverse Mid-Cap Fund, Small-Cap Value Fund, Small-Cap Growth Fund, Inverse Small-Cap Fund, Nova Master Fund, Ursa Master Fund, Arktos Master Fund, Juno Master Fund, Banking Fund, Basic Materials Fund, Biotechnology Fund, Consumer Products Fund, Electronics Fund, Energy Fund, Energy Services Fund, Financial Services Fund, Health Care Fund, Internet Fund, Leisure Fund, Precious Metals Fund, Real Estate Fund, Retailing Fund, Technology Fund, Telecommunications Fund, Transportation Fund, Utilities Fund, U.S. Government Money Market Fund, Sector Rotation Fund, Core Equity Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Registered Public Accounting Firm and Custodian" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers
Baltimore, Maryland
July 25, 2005